SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) December 11, 2000

             (Exact name of registrant as specified in its charter)

                           Flexsteel Industries, Inc.
                           --------------------------

  (State or other jurisdiction       (Commission            (IRS Employer
        of incorporation             File Number)         Identification No.)

            Minnesota                   0-5151                42-0442319
         ---------------------------------------------------------------

        Registrant's telephone number, including area code 319-556-7730


     Item 5. Other Events

     On December 11, 2000 the Board of Directors elected a new Chairman of the Board to follow the retirement of the prior Chairman and appointed an additional corporate officer. See Exhibit A attached hereto and incorporated herein for further information.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                   Flexsteel Industries, Inc.
                                                ------------------------------
                                                         (Registrant)


Date  December 22, 2000                     By: /s/ R.J. Klosterman
      -----------------------                   -------------------------------
                                                       R.J. Klosterman
                                                  Financial Vice President &
                                                  Principal Financial Officer

                                   EXHIBIT A

                      To Form 8-K dated December 22, 2000

                     BRUCE BOYLEN NEW CHAIRMAN AT FLEXSTEEL

DUBUQUE, IOWA...At the December Board of Directors meeting of Flexsteel Industries, Inc., Bruce Boylen, a member of the Board since 1994, was named Chairman of that Board. He will replace John R. Easter, who will retire in March, 2001.

     Boylen was named to the Flexsteel Board in 1994. He was then recently retired from Fleetwood, a leading manufacturer in the recreational vehicle industry that Flexsteel is a leading supplier of specialized seating to.

     John Easter was named Chairman of the Board in 1998. Prior to joining the Board in 1994, Easter had a long career at Sears in home furnishings merchandising as a vice president.

     "Flexsteel has been very fortunate in the leadership provided by these two men," said K. Bruce Lauritsen, Flexsteel's president and CEO. "John Easter's knowledge of the home furnishings market has been intensely useful, while Bruce Boylen's background is extremely helpful to us in both the recreational vehicle and commercial seating markets."



                   TIMOTHY E. HALL APPOINTED TO TREASURER AND
                               ASSISTANT SECRETARY

     Hall joined Flexsteel as Corporate Controller in 1995. Prior to that he had held various accounting positions at Deloitte & Touche. He received his Bachelor's Degree in Accounting and Business Administration from Wartburg College. He is a member of the American Institute of Certified Public Accountants.